EXHIBIT 11
                ROTO-ROOTER, INC. AND SUBSIDIARY COMPANIES
                   COMPUTATION OF PER SHARE EARNINGS (a)
                  (in thousands except per share amount)
                                 unaudited
<F1>

                                            Three Months Ended
                                                 March 31,
                                            -------------------
                                              1995      1994
                                            --------   -------
Computation of Earnings Per
  Common Share and Common
  Equivalent Share:
- ---------------------------
Net Income                                  $ 2,251     $1,849
                                            =======     =======
Average Number of Shares Used
  to Compute Earnings
  per Common Share                            5,081      5,055
Effect of Unexercised
  Stock Options                                  33         72
                                             -------    -------
Average Number of Shares Used
  to Compute Earnings per
  Common and Common
  Equivalent Share                            5,114      5,127
                                            =======     =======
Earnings per Common and
Common Equivalent Share                     $   .44     $  .36
                                            =======     =======
Computation of Earnings
  Per Common Share Assuming
  Full Dilution:
- ---------------------------
Net Income                                  $ 2,251     $1,849
                                            =======     =======
Average Number of Shares
  Used to Compute Earnings
  per Common Share                            5,081      5,055
Effect of Unexercised
  Stock Options                                  46         77
                                            -------     -------
Average Number of Shares
  Used to Compute Earnings
  per Common Share Assuming
  Full Dilution                               5,127      5,132
                                            =======     =======
Earnings per Common Share
  Assuming Full Dilution                    $   .44     $  .36
                                            =======     =======

- ------------------
<F1>
(a) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%, including fractional cents per share.

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